EXHIBIT 3.14

SECRETARY  OF  STATE
STATE  OF  WYOMING                                                 FILED
THE  CAPITOL                                               JAN 20 00 4 0 0 6 1 1
CHEYENNE,  WYOMING
82002-0020                                                        WYOMING
                                                            SECRETARY OF STATE


ARTICLES  OF  AMENDMENT
(BY  SHAREHOLDERS)

1.   The  name  of  the  corporation  is:  Glassmaster  Industries  Inc.
 .
2.   Article  1  is  amended  as  follows:

     The  name  of  the  corporation  is  Interlink  Systems  Inc.

3. After a ten for one reverse stock split, Articles 9 and 10 are amended as follows:

     Article  9  is  amended  as  follows:

     The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     NUMBER OF SHARES  CLASS   SERIES  PAR VALUE PER SHARE
     ----------------  ------  ------  -------------------
     10,000,000        COMMON  N/A     NIL

     Article  10  is  amended  as  follows:

     The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     NUMBER OF SHARES  CLASS   SERIES  PAR VALUE PER SHARE
     ----------------  ------  ------  -------------------
     2,870,988         COMMON  N/A     NIL

4.   The  amendments  were  adopted  on  July  21,1999,  by  the  shareholders.

5. The designation, number of outstanding shares, number of votes entitled to be cast by the voting group entitled to vote separately on the amendments were 28,709,878 common shares. The number of votes of the voting group indisputably represented at the meeting was 14,579,831.

                                                                   RECEIVED
                                                                   WYOMING
                                                              SECRETARY OF STATE
                                                               00 JAN 20 __ 2:06


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6.   The total number of undisputed votes cast for the amendment to Article 1 by the voting group was 14,556,83 1. The total number of undisputed votes cast for the amendments to Articles 9 and 10 by the voting group was 13,268,335.

7. The number of votes cast for the amendment by the voting group was sufficient for approval by that voting group.


DATE:  JAN  19/00                       SIGNED: TONY  DRESCHER
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                                        TITLE:  SECRETARY
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